CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-174332 on Form N-1A of our report dated December 21, 2021, relating to the financial statements and financial highlights of First Trust North American Energy Infrastructure Fund and First Trust EIP Carbon Impact, our reports dated December 22, 2021, relating to the financial statements and financials highlights of First Trust Enhanced Short Maturity ETF, First Trust Long Duration Opportunities ETF, First Trust SSI Strategic Convertible Securities ETF, and FT Cboe Vest S&P 500® Dividend Aristocrats Target Income ETF®, and our reports dated December 23, 2021, relating to the financial statements and financial highlights of First Trust Tactical High Yield ETF, First Trust Low Duration Opportunities ETF and First Trust Senior Loan Fund, each a series of First Trust Exchange-Traded Fund IV, appearing in the Annual Reports on Form N-CSR of First Trust Exchange-Traded Fund IV for the year ended October 31, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “AIFM Directive Disclosures”, “Miscellaneous Information”, and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

February 25, 2022